UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2005

U-STORE-IT TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6745 Engle Road Suite 300 Cleveland, OH	44130
(Address of principal executive offices)	(Zip Code)

(440) 234-0700

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2005, YSI VI LLC (“YSI VI”), an indirect subsidiary of U-Store-It Trust (the “Company”), entered into a fixed rate mortgage loan agreement with Lehman Brothers Bank, FSB, as the lender (the “Loan Agreement”), in the principal amount of $80 million. The mortgage loan, which is secured by 24 of the Company’s self-storage facilities, bears interest at 5.13% and matures in August 2012. The mortgage loan will become immediately due and payable, and the lender will be entitled to interest on the unpaid principal sum at an increased rate, if any required payment is not paid on or prior to the date when due or on the happening of any other event of default. This mortgage loan requires YSI VI to establish reserves relating to the mortgaged facilities for replacements, repairs, real estate taxes and insurance. U-Store-It, L.P., a Delaware limited partnership (the “Operating Partnership”), of which the Company is the sole general partner, is a guarantor under this mortgage loan with respect to certain exceptions to the non-recourse provisions of such loan.

Three of the Company’s other subsidiaries currently have three separate fixed rate mortgage loans with an aggregate principal amount of approximately $270 million. Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc., serves as the lender under two of the mortgage loans and Lehman Brothers Bank, FSB serves as the lender under the third loan. Additionally, Lehman Brothers Inc. and Lehman Commercial Paper Inc. are parties to the Company’s $150 million secured revolving credit facility.

The foregoing description of the Loan Agreement is qualified in its entirety by the full terms and conditions of the Loan Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 19, 2005, YSI VI borrowed $80 million pursuant to the fixed rate mortgage loan described in Item 1.01 above in order to fund a portion of the purchase price of self-storage facilities that the Operating Partnership is acquiring from various partnerships and other entities affiliated with National Self Storage and The Schomac Group, Inc. pursuant to a purchase and sale agreement dated March 1, 2005 (the “Purchase and Sale Agreement”).

The full description of the Loan Agreement set forth in Item 1.01 above is incorporated herein by reference. For a more detailed description of the terms of the Purchase and Sale Agreement, please see our Current Report on Form 8-K filed on March 4, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: July 25, 2005	By:	/s/ Steven G. Osgood
Steven G. Osgood
President and Chief Financial Officer

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